UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2010

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendment to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 4, 2010, the Board of Directors of Active Power, Inc. (the “Company”) approved a new Code of Business Conduct and Ethics (the “Code of Ethics”), which replaced in its entirety the Company’s prior code of business conduct and ethics. The Code of Ethics applies to all directors, officers and employees of the Company and its subsidiaries. The Code of Ethics amends and restates the Company’s prior code of business conduct and ethics to update certain provisions for business and regulatory developments and to provide additional guidance and greater detail on certain issues such as conflicts of interest, public communications, safeguarding company assets, working with governments and responsibilities to customers, suppliers and competitors.

The above description of the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Ethics, which is filed herewith as Exhibit 14.1 and is incorporated by reference herein. A copy of the Code of Ethics is available on the Company’s website at www.activepower.com.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

14.1	Active Power, Inc. Code of Business Conduct and Ethics (Approved on November 4, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: November 5, 2010	By:	/s/ John Penver
John Penver Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Active Power, Inc. Code of Business Conduct and Ethics (Approved on November 4, 2010)